Exhibit 10.1

                         APPLIED GENETIC VENTURES, INC.
                           INCENTIVE STOCK OPTION PLAN

                                    ARTICLE I
                                 Purpose of Plan

     This INCENTIVE STOCK OPTION PLAN (the "Plan") of APPLIED GENETIC VENTURES, INC. (the "Company") for executive and other key employees of the Company, is intended to advance the best interest of the Company by providing those key employees of the Company, thereby encouraging them to remain in its employ. Further, the availability and offering of incentive stock options under the Plan supports and increases the Company's ability to attract and retain individuals of exceptional managerial talent upon whom, in large measure, the sustained progress, growth and profitability of the Company depends.

                                   ARTICLE II
                                   Definitions

     For Plan Purposes, except where the context might clearly indicate otherwise, the following terms shall have the meanings set forth below:

     "Board" shall mean the Board of Directors of the Company.

     "Code," shall mean the Internal Revenue Code of 1954, as amended, and the rules and regulations promulgated thereunder.

     "Committee" shall mean the Compensation Committee, or such other committee of the Board, which shall be designated by the Board, to administer the Plan. The Committee shall be composed of one or more persons as from time to time are appointed to serve by the Board. Each member of the Committee, while service as such, shall also be a member of the Board.

     "Common Shares" shall mean the Company's Common Shares, par value $.0001 per share, or, in the event that the outstanding Common Shares are hereafter changed into or exchanged for different shares or securities of the Company, such other shares or securities. The total number of shares under the Agreement shall be 25,000,000 shares.

     "Fair Market Value" shall mean, with respect to the date any given stock option is granted or exercised, the average of the highest and lowest reported sales prices of the Common Shares for the previous 12 months, as reported by such responsible reporting service as the Committee may select, or if there were no transactions in the Common Shares on such day, then the last preceding day on which transactions took place. The above notwithstanding, the Committee may determine the Fair Market Value in such other manner as it may deem more equitable for Plan purposes or as is required by applicable laws or regulations.

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     "Incentive Stock Options" or "ISO" shall mean a stock option which is intended to meet and comply with the terms and conditions for an incentive stock option as set forth in Section 422A of the Code.

     "Optionee" shall mean an employee of the Company who has been granted one or more Incentive Stock Options under the Plan.

     "Stock Option Agreement" shall mean the agreement between the Company and the Optionee under which the Optionee may purchase Common Shares hereunder.

     "10% Shareholder" shall mean an employee who owns 10% or more of the Common Shares as such amount is calculated under Section 422A(b)(6) of the Code. Attribution rules under Section 425(d) of the Code are applicable to determine whether the 10% ownership rule is satisfied.

                                   ARTICLE III
                           Administration of the Plan

     1. The Committee shall administer the Plan and accordingly, it shall have full power to grant Incentive Stock Options, construe and interpret the Plan, establish rules and regulations and perform all other acts, including the delegation of administrative responsibilities, it believes reasonable and proper.

     2. The determination of those eligible to receive Incentive Stock Options, and the amount, type and timing of each stock option and the terms and conditions of the respective stock option agreements shall rest in the sole discretion of the Committee, subject to the provisions of the Plan.

     3. The Committee may cancel any Incentive Stock Options awarded under the Plan if an Optionee conducts himself in a manner which the Committee determines to be inimical to the best interest of the Company.

     4. The Board, or the Committee, may correct any defect, supply any omission or reconcile any inconsistency in the Plan, in the manner and to the extent it shall deem necessary to carry it into effect.

     5. Any decision made, or action taken, by the Committee or the Board arising out of or in connection with the interpretation and administration of the Plan shall be final and conclusive.

     6. Meetings of the Committee shall be held at such times and places as shall be determined by the Committee. A majority of the members of the Committee shall constitute a quorum for the transaction of business, and the vote of a majority of those members present at any meeting shall decide any question brought before the meeting. In addition, the Committee may take any action otherwise proper under the Plan by the affirmative vote, taken without a meeting, of a majority of its members.

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     7. No member of the Committee shall be liable for any act or omission of any other member of the Committee or for any act or omission on his own part, including, but not limited to, the exercise of any power or discretion given to him under the Plan, except those resulting from his own gross negligence or willful misconduct.

     8. The Company, through its management, shall supply full and timely information to the Committee on all matters relating to eligible employees, their duties and performance, and current information on death, retirement, and disability or other termination of employment of Optionee, and such other pertinent information as the Committee may require.

                                   ARTICLE IV
                           Shares Subject to the Plan

     1. The total number of shares of the Company available for grants of Incentive Stock Options under the Plan shall be 25,000,000 Common Shares, subject to adjustment in accordance with Article VII of the Plan, which shares may be either authorized but unissued or reacquired Common Shares of the Company. If the Company has not reacquired Common Shares, only authorized but unissued Common Shares will be available for grants of Incentive Stock Options.

     2. If an Incentive Stock Option or portion thereof shall expire or terminate for any reason without having been exercised in full, the unpurchased shares covered by such ISO shall be available for future grants of Incentive Stock Options.

                                    ARTICLE V
                               Eligible Employees

     1. Consistent with the Plan's purpose, Incentive Stock Options may be granted to employees of the Company who are performing or who have been engaged to perform services of special importance to the management, operation or development of the Company. Included as eligible employees are officers of the Company, including those who are also members of the Board.

     2. Any Incentive Stock Option granted hereunder to a 10% Shareholder shall meet the terms as set forth in Section 422(c)(8) of the Code.

                                   ARTICLE VI
                        Stock Option Terms and Conditions

     1. All Incentive Stock Options granted under the Plan shall be evidenced by agreements which shall be subject to applicable provisions of the Plan, and such other provisions as the Committee may adopt.

     2. The option price per unrestricted share shall not be less than 67% of the Fair Market Value of a Common Share on the date of grant, and the Committee, in its discretion, may specify a higher price than the Fair Market Value. The price at which unrestricted shares may be purchased by a 10% Shareholder shall be not less than 75% of the Fair Market Value of the Common Shares

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on the date the option is granted. The option price of restricted stock shall not be less than 30% of the Fair Market Value. The price at which restricted shares may be purchased by a 10% shareholder shall be not less than 35% of the Fair Market Value of the Common Shares on the date the option is granted.

     3. All Incentive Stock Options granted hereunder must be granted within ten years from the earlier of the date this Plan is adopted.

     4. No Incentive Stock Option granted to any employee or 10% Shareholder shall be exercisable after the expiration of five years from the date such ISO is granted. The Committee, in its discretion, may provide that an option shall be exercisable during such five year period or during any lesser period of time.

     The Committee may establish installment exercise terms for an Incentive Stock Option such that the ISO becomes fully exercisable in a series of cumulating portions. If an Optionee shall not, in any given installment period, purchase within such installment period, such Optionee's right to purchase any Common Shares not purchased in such installment period shall continue until the expiration or sooner termination of such ISO. The committee may also accelerate the exercise of any ISO. However, no ISO, or any portion thereof, may be exercisable until one year following the date of grant ("One-Year Holding Period").

     5. An Incentive Stock option, or portion thereof, shall be exercised by delivery of (i) a written notice of exercise to the Company specifying the number of Common Shares to be purchased, and (ii) payment of the full price of such Common Shares, as fully set forth in paragraph 6 of this Article VI.

     No ISO or installment thereof shall be reusable except with respect to whole shares, and fractional share interests shall be disregarded. Not less than 100 Common Shares may be purchased at one time unless the number purchased is the total number at the time available for purchase under the ISO are issued to an Optionee, he shall have none of the rights of a shareholder.

     6. The price of an exercised Incentive Stock Option, or portion thereof, may be paid:

          A. In United States dollars, in cash or by cashier's check, certified check, bank or money order, payable to the order of the company in an amount equal to the option price; or

          B. At the discretion of the Committee, through the delivery of fully paid and nonassessable Common Shares, with an aggregate Fair Market Value on the date of the ISO exercise equal to the option price, provided such tendered Shares have been owned by the Optionee for at least one year prior to such exercise; or

          C.   By a combination of both A and B above.

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     The Committee shall determine acceptable methods for tendering Common
Shares as payment upon exercise of an Incentive Stock Option and may impose such limitations and prohibitions on the use of Common Shares to exercise an ISO as it deems appropriate.

     7. With the Optionee's consent, the Committee may cancel any Incentive Stock Option issued under this Plan and issue a new ISO to such Optionee.

     8. Except by will or the laws of descent and distribution, no right or interest in any Incentive Stock Option granted under the Plan shall be assignable or transferable, and no right or interest of any Optionee shall be liable for, or Incentive Stock Options shall be exercisable during the Optionee's lifetime only by the Optionee or the duly appointed legal representative of an incompetent optionee.

     9. In the event an Optionee shall cease to be employed by the Company, die or become permanently or totally disabled (within the meaning of Section 105(b)(4) of the Code) while he is holding one or more Incentive Stock Options, each ISO held shall expire at the earlier of the expiration of the Incentive Stock Option's term or the following:

          A. If the Optionee's termination of employment occurs for any reason, except death, during the one-year holding period described in paragraph 4 of this Article VI, the Optionee's right to exercise such ISO shall terminate and all rights shall cease; provided, however, that if during that same period, the optionee shall (i) retire pursuant to company-approved retirement policies then in effect, or (ii) become permanently and totally disabled (within the meaning of Section 105(b)(4) of the Code), such ISO shall become exercisable in full on the date of such retirement or disability and remain exercisable for three months after such termination date;

          B. If the Optionee's termination of employment occurs for any reason, except death, after the One-Year Holding Period described in paragraph 4 of this
Article VI, such Optionee shall have the right to exercise the ISO for three months after such termination date to the extent that it was exercisable on the date of such termination of employment; or

          C. If the Optionee shall die while employed by the Company or within three months after termination of such employment, the personal representative or administrator of the Optionee's estate or the person(s) to whom an ISO granted hereunder shall have been validly transferred by such personal representative or administrator pursuant to the Optionee's will or the laws of descent and distribution, shall have the right to exercise the ISO for one year after the date of the Optionee's death, to the extent (i) such ISO was exercisable on the date of such termination of employment by death and (ii) such ISO was not exercised.

     No transfer of an Incentive Stock Option by the will of an Optionee or by the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and an authenticated copy of the will and/or such other evidence as the Committee may deem necessary to establish the validity of the transfer.

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     In the event of death following termination of employment while any portion of an ISO remains exercisable, the Committee, in its discretion, may provide for an extension of the exercise period of up to one year after the Optionee's death but not beyond the expiration of the term of the Incentive Stock Option.

     10. For the purposes of this paragraph, it shall not be considered a termination of employment when an Optionee is placed by the Company on military or sick leave or such other type of leave of absence which is considered as continuing intact the employment relationship of the Optionee. In case of such leave of absence, the employment relationship shall be continued until the later of the date when such leave equals 90 days or the date when the Optionee's right to re-employment with the Company shall no longer be guaranteed either by statute or contract.

     11. Notwithstanding any other provision of the Plan, in the case of any ISO granted under the Plan, the following provisions will apply:

          A. The aggregate Fair Market Value of the Common Shares, determined as of the time the ISO is granted, for which any Optionee may be granted Incentive Stock Options under the Plan or any other plan of the Company or of any corporation which is a parent corporation (as defined in any calendar year) shall not exceed $100,000 plus any unused limit carryover (or such larger individual employee maximum as may be in effect from time to time under the Code at the time the ISO is granted), computed in accordance with Section 422A(c)(4) of the Code;

          B. No ISO shall be exercisable while there is outstanding any other Incentive Stock Option (including any option qualifying as an ISO by reason of any election by the Company pursuant to Section 251(c)(1)(B) of the Economic Recovery Tax Act of 1981) which was granted to the Optionee before the grant of such option under the Plan or any other plan which gives the right to the Optionee to purchase stock in the Company or in a corporation which is a parent corporation (as defined in Section 425(e) of the Code) of the Company, or any predecessor corporation of any of such corporations at the time of the grant. In ISO shall be treated as outstanding until it is either exercised in full or expires by reason of lapse of time; and

          C. Any optionee who disposes of Common Shares acquired on the exercise of an ISO by sale or exchange either (i) within two years after the date of the grant of the ISO under which the stock was acquired, or (ii) within one year after the acquisition of such Shares, shall notify the Company of such disposition and of the amount realized upon such disposition. The transfer of Common Shares may also be restricted by applicable provisions of the Securities Act of 1933, as amended.

                                   ARTICLE VII
                    Adjustments or Changes in Capitalization

         1. In the event that the outstanding Common Shares of the Company are hereafter changed into or exchanged for a different number or kind of Shares or other securities of the Company by reason of merger, consolidations other reorganization, recapitalization, reclassification, combination of Shares, stock split-up, or stock dividend:

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          A. Prompt, proportionate, equitable, lawful and adequate adjustment shall be made of the aggregate number and kind of Shares subject to Incentive Stock Options which may be granted under the Plan, such that the Optionee shall have the right to purchase such Common Shares as may be issued in exchange for the Common Shares purchasable on exercise of the ISO had such merger, consolidation, other reorganization, recapitalization, reclassification, combination of Shares, stock split-up or stock dividend not taken place;

          B. Rights under unexercised Incentive Stock Options or portions thereof granted prior to any such changes both as to the number or kind of Shares and the exercise price per Share, shall be adjusted appropriately, provided that such adjustments shall be made without change in the total exercise price applicable to the unexercised portion of such ISOs but an adjustment in the price for each Share covered by such ISOs; or

          C. Upon any dissolution of the Company or any merger in which the Company is not a surviving corporation, each outstanding ISO granted hereunder shall terminate, but the Optionee shall have the right, immediately prior to such dissolution or merger to exercise his ISO in whole or in part.

     2. The foregoing adjustments and the manner of application of the foregoing provisions shall be determined solely by the Committee, whose determination as to what adjustments shall be made and the extent thereof, shall be final, binding and conclusive. No fractional Shares shall be issued under the Plan.

                                  ARTICLE VIII
                      Merger, Consolidation or Tender Offer

     1. If the Company shall be a party to a binding agreement to any merger, reorganization or sale of substantially all the assets of the Company, each outstanding ISO shall pertain and apply to the securities and/or property which a shareholder of the number of Common Shares of the Company subject to the ISO would be entitled to receive pursuant to such merger, consolidation or reorganization or sale of assets.

     2.   In the event that:

          A. Any person other than the Company shall acquire more than 20% of the Common Shares of the Company through a tender offer, exchange offer or otherwise;

          B. A change in the "control" of the Company occurs, as such term is defined in Rule 405 under the Securities Act of 1933;

          C. There shall be a sale of all or substantially all of the assets of the Company;

any then outstanding ISO held by an Optionee, who is deemed by the Committee to be a statutory officer ("insider") for purposes of Section 16 of the Securities Exchange Act of 1934 shall be entitled

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to receive, subject to any action by the Committee revoking such an entitlement as provided for below, in lieu of exercise of such ISO, a cash payment in an amount equal to the difference between the aggregate exercise price of such ISO, or portion thereof, and, (i) in the event of an offer or similar event, the final offer price per Share paid for Common Shares, or such lower price as the Committee may determine to conform an option to preserve its ISO status, times the number of Common Shares covered by the ISO or portion thereof, of (ii) in the case of an event by B or C above, the aggregate Fair Market Value of the Common Shares covered by the ISO as determined by the Committee at such time.

     3. Any payment which the Company is required to make pursuant to paragraph 2 of this Article VIII, shall be made within 15 business days, following the event which results in the Optionee's right to such payment. In the event of a tender offer in which fewer than all the Shares which are validly tendered in compliance with such offer are purchased or exchanged, then only that portion of the Shares covered by an ISO as results from multiplying such Shares by a fraction, the numerator of which is the number of Common Shares acquired pursuant to the offer and the denominator of which is the number of Common Shares tendered in compliance with such offer, shall be used to determine the payment thereupon. To the extent that all or any portion of an ISO shall be affected by this provision, all or such portion of the ISO shall be terminated.

                                   ARTICLE IX
                        Amendment and Termination of Plan

     1. The Board, without further approval of the shareholders, may at any time, and from time to time, suspend or terminate the Plan in whole or in part or amend it in such respects as the Board may deem appropriate and in the best interest of the Company; provided, however, that no such amendment shall be made which would, without approval of the shareholders:

          A. Materially modify the eligibility requirements for receiving Incentive Stock Options;

          B. Increase the total number of Common Shares which may be issued pursuant to Incentive Stock Options, except as is provided for in accordance with Article VII under the Plan;

          C.   Reduce the minimum option price per Share;

          D.   Extend the period of granting Incentive Stock Options; or

          E. Materially increases in any other way the benefits accruing to Optionee.

     2. No amendments, suspension or termination of this Plan shall, without the Optionee's consent, alter or impair any of the rights or obligations under any ISO theretofore granted to him under the Plan.

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     3. The Board may amend the Plan, subject to the limitations cited above, in such manner as it deems necessary to permit the granting of ISOs meeting the requirements of future amendments or issued regulations, if any to the Code.

     4. No ISO may be granted during any suspension of the Plan or after termination of the Plan.

                                    ARTICLE X
                        Government and Other Regulations

     1. The obligation of the Company to issue, transfer and deliver Common Shares for ISOs exercised under the Plan shall be subject to all applicable laws, regulations, rules, orders and approval which shall then be in effect and required by the relevant stock exchanges on which the Common Shares are traded and by government entities as set forth below or as the Committee in its sole discretion shall deem necessary or advisable. Specifically, in connection with the Securities Act of 1933, upon exercise of any ISO, the Company shall not be required to issue Common Shares unless the Committee has received evidence satisfactory to it to the effect that the Optionee will not transfer such Shares except pursuant to a registration statement in effect under such Act or unless an opinion of counsel satisfactory to the Company has been received by the Company to the effect that such registration is not required. Any determination in this connection by the Committee shall be conclusive.

                                   ARTICLE XI
                            Miscellaneous Provisions

     1. No person shall have any claim or right to be granted an Incentive Stock Option under the Plan, and the grant of an ISO under the Plan shall not be construed as giving an Optionee the right to be retained in the employ of the Company. Furthermore, the Company expressly reserves the right at any time to dismiss an Optionee with or without cause, free from any liability, or any claim under the Plan, except as provided herein or in an option agreement.

     2.   Any expenses of administering this Plan shall be borne by the Company.

     3. The payment received from Optionee from the exercise of Incentive Stock Options under the Plan shall be used for the general corporate purposes of the Company.

     4. The place of administration of the Plan shall be in the State of Colorado.

     5. In addition to such other rights of indemnification as they may have as members of the Board or the Committee, the members of the Committee shall be indemnified by the company against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be party by reason of any action taken or failure to act under or in connection with the Plan or any ISO granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except a judgment based upon a finding of bad faith; provided that upon the institution

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of any such action, suite or proceeding a Committee member shall, in writing, give the Company notice thereof and an opportunity, at its own expense, to handle and defend the same before such Committee member undertakes to handle and defend it on his own behalf.

     6. Notwithstanding anything to the contrary in the Plan, if the Committee finds by a majority vote, after full consideration of the facts presented on behalf of both the Company and the Optionee, that the Optionee has been engaged in fraud, embezzlement, theft, commission of a felony or proven dishonesty in the course of his employment by the company or any subsidiary corporation which damaged the company or any subsidiary corporation, or for disclosing trade secrets of the Company or any subsidiary corporation, the Optionee shall forfeit all unexercised ISOs and all exercised ISOs under which the Company has not yet delivered the certificates and which have been earlier granted the Optionee by the Committee. The decision of the Committee as to the cause of an Optionee's discharge and the damage done to the Company shall be final.

                                   ARTICLE XII
                                 Effective Dates

     This Plan shall become effective upon approval of the Shareholders and the Board of Directors but in no event earlier than January 1, 1987. No stock option may be granted before January 1, 1987; provided, however, that the Plan and all outstanding Incentive Stock Options shall remain in effect until such ISOs have expired or until such options are canceled.

                                  ARTICLE XIII
                                WRITTEN AGREEMENT

     Each ISO granted hereunder shall be embodied in a written ISO Agreement which shall be subject to the terms and conditions prescribed above and shall be signed by the Optionee and by any officer of the Company, for and in the name and on behalf of the Company. Such an ISO Agreement shall contain such other provisions as the Committee, in its discretion shall deem advisable.


/s/  Steven H. Walker
---------------------
Steven H. Walker
President--Chairman

July 22, 1988

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                                  Attachment B

(Suggested form of letter to be used for notification of election to exercise. Please do not use this page, but follow this form in a separately typed letter).

                                        Date: ____________________

Treasurer,
Applied Genetic
Ventures, Inc.

Dear Sir:

     In accordance with paragraph 2 of the Stock Option Agreement evidencing the Option granted to me on _________________ under the Applied Genetic Ventures Inc. Incentive Stock Option Plan, I hereby elect to exercise this option to the extend _____________ of Common Shares.

     Enclosed is (i) Certificate(s) No.(s) ________________________________
representing fully-paid Common Shares of Applied Genetic Ventures, Inc. endorsed to the Company with signature guaranteed, and/or a certified check payable to the order of "Applied Genetic Ventures, Inc." in the amount of $__________ as the balance of the purchase price of $__________ for the Shares which I have elected to purchase and (ii) the original Incentive Stock Option Agreement for endorsement by the Company as to exercise on Schedule I thereof. I acknowledge that the Common Shares (if any) submitted as part payment for the exercise price due hereunder will be valued by the Company at their Fair Market Value (as defined in the Plan) on the date this option exercise is effected by the company. In the event I hereafter sell any Common Shares issued pursuant to this option exercise within one year from the date of exercise or within two years after the Date of Grant of this Option, I agree to notify the Company promptly of the amount of taxable compensation realized by me by reason of such sale for Federal income tax purposes.

     When the certificate for Common Shares which I have elected to purchase has been issued, please deliver it to me, along with my endorsed Incentive Stock Option Agreement in the event there remains an unexercised balance of Shares under the Option, at the following address:

               ============================
               Address

                                                 Very Truly Yours,


                                                 ------------------------------
                                                 Signature of Optionee

                                                 ------------------------------
                                                 Print Name

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